EMPLOYMENT, CONSULTING AND NON-COMPETITION AGREEMENT dated June 4, 1997 among Sassco Fashions, Ltd., a Delaware corporation ("Sassco"), ASL/K Licensing Corp., a Delaware corporation ("License Co.") and together with Sassco, the "Companies") and Herbert Kasper ("Kasper").

         Kasper is a designer with a long-established and internationally recognized reputation. Sassco is today acquiring the business of the Sassco Fashions Division ("Old Sassco"), of The Leslie Fay Companies Inc. ("Leslie Fay"), which, under the "Kasper for ASL" label, is the market leader in women's suits, and whose sales of Kasper branded products represent a substantial majority of the sales of all Kasper branded products. Sassco is today acquiring the rights to the "Kasper" trademark and granting License Co. rights to license it. The Companies desire to provide for the continuing affiliation of Kasper with the Companies on a substantially exclusive basis.

         1.(a) The Companies hereby retain Kasper and he accepts such retention with the title of President of License Co., reporting to its Board of Directors and to Arthur S. Levine, Chairman of the Companies (or his successor). Kasper will devote his business time to the licensing activities of License Co. (And to any such other activities as he and Mr. Levine (or his successor) shall agree upon), except that he will be permitted substantial time to devote to promoting the operations of sublicensees of Forecast Designs, Inc. under the license being granted it by Sassco. It is expressly acknowledged that the Companies are seeking the affiliation of Kasper and identification of his name as President in connection with licensing the "Kasper" trademark but that Kasper will not be required to perform any particular service hereunder and will not be liable for failure to achieve any results or other activity.

         (b) The term of Kasper's affiliation under paragraph (a) (the "Initial Term") shall commence on the date hereof and shall terminate ten years thereafter (or on such later date as Kasper and the Companies may hereafter agree upon), subject to earlier termination only in the event of his death or the commission by him of an act of gross dishonesty having a material adverse impact on the Companies.

         (c) Upon the termination of the Initial Term, Kasper shall be retained by the Companies as a consultant, in which capacity he shall provide such consulting services as he and Mr. Levine (or his successor) shall agree upon, it being understood that Kasper will not be required to spend any specific amount of time or to render services in any particular place except as he agrees. The term of Kasper's retention as consultant (the "Consulting Period") shall terminate only upon Kasper's death.

         2. Kasper shall not,  during either the Initial Term or the  Consulting
Period:

         (a) directly or indirectly, engaged or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business then being conducted by either of the Companies, except that his interest or activities in connection with the license referred to at the end of paragraph 1(a) above shall not be deemed in violation of this paragraph.

         (b) disparage in any manner and in any respect the Companies, their financial soundness and responsibility, their personnel, products or practices or their soundness, integrity and quality.

         (c) Kasper acknowledges that the provisions of this Section 2 are reasonable and necessary for the protection of the Companies and that the companies will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, he agrees that the Companies shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Kasper from any actual or threatened breach of such covenants.

         3. Kasper shall receive from the Companies:

         (a) During the Initial Term:

                  (i)   salary  of   $300,000   annually   (in   equal   monthly
installments).

                  (ii) $7,500 for each 1% by which the gross profit from Sassco's sales of Covered Products (as defined below) products in each of the six years 1998-2003 exceeds the total gross profit derived by Old Sassco sales of such products in the year 1995 (the term total gross profit means total net sales of such products, less the cost of goods sold thereof determined in the same manner as by Old Sassco). Amounts payable to Kasper under this subparagraph for any single year shall not, however, exceed a maximum of $375,000 (i.e., $375,000 would be paid if a year's total gross profit is at least 50% higher than that of Old Sassco for sales of such products in 1995, but not more than $375,000 would be paid if the total gross profit is more than 50% higher). As used herein, Covered Products means women's apparel, namely suits, dresses and sportswear in all female sizes (other than for girls or children) but does not include jeans, coats, activen wear, underwear, rainwear, lingerie, robes, pajamas, scarves, gloves, hats, bags, shoes, jewelry or perfumes.

                  (iii) Kasper will always be entitled to participate at the Companies' expense in all health, stock option, profit sharing, insurance or other employee benefit plans as a senior executive of Sassco; provided that if there is a primary public offering ("PPO") of Sassco's stock within three years, (i.e., a public offering other than the issuance of shares to Leslie Fay or its creditors or a secondary offering by then existing shareholders):

                           (A) if any employees are given the right to buy stock
in the PPO, Kasper will have that right; and



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



                           (B) if in  connection  with or after  the PPO a stock
option plan is adopted by Sassco, Kasper will participate on a basis appropriate to his position (he will not be entitled to participate in any stock option plan theretofore adopted by Sassco).

                  (iv) Notwithstanding paragraph 1(b) above, in the event of Kasper's death during the Initial Term, monthly payments equal to those provided for under paragraph 3(a)(i) shall be made to his legal representatives, heirs or assigns until the date ten years from the date hereof as a death benefit.

                  (v) Kasper will also have an annual promotional expense allowance of $25,000 to be used as he sees fit (including home entertainment but expenditure must be documented or otherwise verified to be reimbursed.

         (b) During the Consulting Period, he will receive an annual fee of $200,000 (payable in equal monthly installments) and, to the extent the services requested of and performed by him require the incurring of any expenses (including travel related expenses as applicable), he will receive an advance to cover such expenses.

         4.(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state.

           (b) Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or by telecopier or three business days after mailing by U.S. registered mail, return receipt requested, to the parties at the following address or at such other address as a party may specify by notice to the other.

         If to Kasper:

         Mr. Herbert Kasper
         c/o Sheldon Camhy, Esq.
         Camhy Karlinsky & Stein LLP
         1740 Broadway
         New York, NY 10019

         If to the Companies:

         Mr. Lester Schreiber
         Sassco Fashions Ltd.
         52 Metro Way
         Secaucus, NJ 07094




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


         with copies to:

         Roger e. E. Berg, Esq.
         Bachner, Tally, Polevoy & Misher LLP
         380 Madison Avenue
         New York, NY 10017-2594

         and

         John A. Friedman, Esq.
         540 Madison Avenue
         New York, NY 10022

         (c) This Agreement shall supercede any existing agreement between Kasper and the Companies relating to the subject matter hereof. It may not be amended except by a written agreement signed by all parties.

         (d) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         (e) Subject to the limitations below, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise provided herein, this Agreement shall not be assignable by Kasper, and shall be assignable by Companies only to a corporation resulting from the reorganization, merger or consolidation of such Companies with any other corporation or any corporation to which the Companies may sell all or substantially all of its assets, and it must be so assigned by the Companies to, and accepted as binding upon it by such other corporation, in connection with any such reorganization, merger, consolidation or sale.


                                   SASSCO FASHIONS, LTD.

                                   By /S/ ARTHUR S. LEVINE
                                     -----------------------


                                   ASL/K LICENSING CORP.

                                   By /S/ ARTHUR S. LEVINE
                                     -----------------------

                                   /S/ HERBERT KASPER
                                     -----------------------
                                     Herbert Kasper


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